UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 28, 2009
EXTERRAN PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive,	77060
Houston, Texas

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 836-7000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 28, 2009, Edmund P. Segner III, 55, was appointed as a member of the board of directors (the “Board”) of Exterran GP LLC, by the general partner of its sole member, Exterran Energy Solutions, L.P. Exterran GP LLC is the general partner of Exterran General Partner, L.P., which is the general partner of Exterran Partners, L.P. ( “us”). Also on May 28, 2009, the Board appointed Mr. Segner to the audit committee, the conflicts committee and the compensation committee of Exterran GP LLC.
     Mr. Segner is Professor in the Practice of Civil Engineering Management at Rice University, Houston, Texas. He served as Vice Chairman and Chief of Staff of EOG Resources, Inc. (an explorer, producer and marketer of oil and natural gas) from 1997 to 1999, as President, Chief of Staff and a Director from 1999 to 2007, as Senior Executive Vice President, Chief of Staff and Director from February 2007 through June 2007, and as Vice President from July 2007 through November 2008 while transitioning to retirement. Mr. Segner served on the board of directors of Universal Compression Holdings, Inc., one of our predecessor companies, from 2000 to 2002. He is a Certified Public Accountant and a member of the Society of Petroleum Engineers and currently serves as a member of the board or as a trustee for several non-profit organizations.
     The Board determined that Mr. Segner is independent under applicable laws, regulations and the rules of the NASDAQ Global Select Market. The Board also determined that Mr. Segner satisfies the requirements of an “audit committee financial expert” as that term is defined by the Securities and Exchange Commission. There is no arrangement between Mr. Segner and any other persons pursuant to which he was appointed as a director. There are no relationships between Mr. Segner and Exterran GP LLC, Exterran General Partner, L.P. or us that would require disclosure pursuant to Item 404(a) of Regulation S-K.
     Mr. Segner will receive compensation for his service as a director consistent with that awarded to our other non-employee directors, as previously disclosed in our annual report on Form 10-K, and will be eligible to participate in our Long-Term Incentive Plan, as amended.
     Following the appointment of Mr. Segner to the Board, on May 28, 2009, Mark A. McCollum resigned as a director of the Board. Mr. McCollum was a member of the audit committee, the conflicts committee and the compensation committee of Exterran GP LLC. The resignation of Mr. McCollum from the Board was not due to any disagreement with Exterran GP LLC, Exterran General Partner, L.P. or us on any matter relating to our operations, policies or practices. Mr. McCollum was appointed to serve on the board of directors of Exterran Holdings, Inc., the ultimate owner of our general partner, effective upon his resignation as a director of the Board on May 28, 2009.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Resignation letter of Mark A. McCollum

99.2	Press release of Exterran Partners, L.P. dated June 1, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN PARTNERS, L.P.

	By:	Exterran General Partner, L.P., its general partner

	By:	Exterran GP LLC, its general partner

(Registrant)

June 1, 2009	By:	/s/ Donald C. Wayne
Donald C. Wayne
Senior Vice President and General Counsel

Exhibit Index
99.1	Resignation letter of Mark A. McCollum

99.2	Press release of Exterran Partners, L.P. dated June 1, 2009